Exhibit 10.1

CONFIDENTIAL	EXECUTION VERSION

COMMON STOCK PURCHASE AGREEMENT

by and between

CYCLERION THERAPEUTICS, INC.,

and

THE INVESTORS NAMED HEREIN

Dated as of July 29, 2020

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2020, is entered into by and between Cyclerion Therapeutics, Inc., a Massachusetts corporation (the “Company”), and the Persons named on the signature pages hereto under the heading “Investors” (together, the “Investors”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 9 hereof.

BACKGROUND

A.        The Company and each Investor is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D as promulgated by the Commission under the Securities Act.

B.       Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of the common stock of the Company, no par value (the “Common Stock”), set forth below such Investor’s name on the signature page of this Agreement (which aggregate amount for all Investors together shall be 6,062,500 shares of Common Stock and shall be collectively referred to herein as the “Shares”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto, intending to be bound, hereby agree as follows:

1.                  Sale and Purchase of the Shares; Additional Investors; Aggregate Sales Cap.

1.1.            Sale and Purchase of Shares. Upon the terms and subject to the conditions herein contained, the Company shall sell to the Investors, and each Investor, severally and not jointly, shall purchase from the Company, at the Closing, the number of Shares determined by dividing (i) the amount set forth in the column entitled “Investor Commitment Amount” opposite such Investor’s name on Schedule I attached hereto (the “Investor Commitment Amount”) by (ii) the Purchase Price, rounded down to the nearest whole share. The “Purchase Price” shall be $4.00 per share.

2.                  Closing; Payment of Purchase Price; Use of Proceeds.

2.1.            Closing. Upon the closing of the transactions contemplated in Section 1 hereof following the satisfaction or waiver of the conditions specified in Section 5 (the “Closing”), the Company shall issue to each Investor the number of Shares determined pursuant to the provisions of Section 1, against payment of the aggregate Purchase Price for such Shares by wire transfer to a bank account designated by the Company. The Closing shall take place remotely via the exchange of funds, documents and signatures at 1:30 p.m. Eastern Standard Time (after the satisfaction or waiver of the conditions specified in Section 5 (other than conditions that by their nature must be satisfied on the Closing Date)) on the date hereof, provided that the Closing may occur at such other location or time as the Company and the Investors may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date”.

2.2.            Use of Proceeds. The Company shall use the proceeds from the sale of Shares hereunder to fund working capital and other general corporate purposes.

3.                  Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

3.1.            Organization. Such Investor is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all requisite corporate, limited liability company or partnership (as the case may be) power and authority to enter into this Agreement and perform its obligations thereunder.

3.2.            Authorization; Enforceability. Such Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of such Investor and its equityholders. This Agreement has been duly executed and delivered by such Investor, and constitutes a valid and binding obligation of such Investor enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

3.3.            Brokers. There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of such Investor and who is entitled to any fee or commission in connection with the transactions contemplated by this Agreement other than such fees or commissions for which the Company will be solely responsible.

3.4.            Investment Representations and Warranties. Such Investor understands that the offer and sale of Shares by the Company to the Investors as contemplated hereby has not been, nor (except pursuant to the provisions of Section 8) will be, registered under the Securities Act and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor’s representations as expressed herein.

3.5.            Acquisition for Own Account. Such Investor is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

3.6.            Ability to Protect Its Own Interests and Bear Economic Risks. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

3.7.            Investor Status. Such Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act. Such Investor is not party to any voting agreements or similar arrangements with respect to the Shares.  With regard to acquiring, holding, voting, or disposing of any stock of Ironwood or the Company, including the Shares, such Investor (a) has not acted in concert with any Person; (b) other than any Investors that are Affiliates of such Investor, is not, and has never been, a member or beneficiary of a trust, partnership, limited partnership, syndicate, or other group with any agreement, understanding, or arrangement, whether formal or informal (for the avoidance of doubt, the fact that an Investor is a trust or partnership or limited partnership in and of itself shall not breach this clause (b)); and (c) has no plan or intention to enter into an arrangement described in clause (a) or clause (b).

3.8.            Foreign Investors. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Code), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

3.9.            Consents. The execution, delivery and performance by such Investor of this Agreement requires no consent of, authorization by, exemption from, filing with or notice to any Governmental Entity or any other Person.

3.10.        No Violations. The execution, delivery and performance by such Investor of, and compliance with, this Agreement, and the consummation by such Investor of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares) will not (a) result in a violation of the organizational documents of such Investor, (b) violate or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which such Investor is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to such Investor or by which any property or asset of such Investor is bound or affected, (d) result in a violation of any rule or regulation of FINRA or the Nasdaq Global Select Market or (e) result in the creation of any Encumbrance upon any of such Investor’s assets, in each case (other than with respect to foregoing clause (a)) except for such violations, defaults, rights of termination, acceleration or cancellation, or Encumbrances that would not have a material adverse effect on such Investor’s ability to perform its obligation under this Agreement.

3.11.        Access to Information. Such Investor has been given access to Company documents, records and other information it has requested, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities and all other matters relevant to its investment in the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth and accuracy of the Company’s representations and warranties contained in this Agreement.

3.12.        Restricted Securities. Such Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act only in certain limited circumstances, and such Investor further understands that the Shares will be subject to the transfer restrictions and legending requirements specified in Section 7.

3.13.        Sufficient Funds. Such Investor has sufficient funds available to it to pay its full Investor Commitment Amount at Closing.

3.14.        Ownership of Company Stock and 2019 Private Placement.

(a)               Neither such Investor nor any of its Affiliates or Investor Tax Affiliates purchased shares of Common Stock in the 2019 Private Placement.

(b)               Neither such Investor nor any of its Investor Tax Affiliates has a current plan or intention to sell, exchange, or otherwise dispose of any stock of the Company as of the date of such Investor’s entrance into this Agreement and will not have any such plan or intention with respect to any stock of the Company as of the Closing. For purposes of this clause (b) and for the avoidance of doubt, Investor anticipates that it may dispose of some or all of such shares in the future.

3.15.        No Solicitation. The Shares were not offered or sold to such Investor by any form of general advertising or, to such Investor’s knowledge, general solicitation as contemplated under Rule 502(c) in Regulation D promulgated under the Securities Act or otherwise.

3.16.        Bad Actor Disqualifications. Such Investor represents on its behalf and the behalf of its officers, directors and principal stockholders, that neither such Investor nor any of its officers, directors and principal stockholders are subject to any “Bad Actor” disqualifications described in Rule 506(d)(1) (subject to Rule 506(d)(2) and 506(d)(3)) with respect to the Company.

3.17.        OFAC. Neither such Investor nor, as of the date hereof to the knowledge of the Investor, any director, officer, agent, employee or person acting on behalf of the Investor is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

4.                  Representations and Warranties by the Company. The Company represents and warrants to the Investors, subject to exceptions for disclosures in the SEC Reports (other than any information in the “Risk Factors” or “Cautionary Statement Concerning Forward-Looking Statements” sections of the SEC Reports), as follows:

4.1.            Capitalization. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. As of the date hereof, the authorized capital stock of the Company consists of (i) 400,000,000 shares of Common Stock, of which as of the date hereof, 27,857,710 are issued and outstanding, 12,676,383 shares are reserved for issuance pursuant to the Company’s stock option and purchase plans and no shares are reserved for issuance pursuant to securities (other than the aforementioned options) exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 100,000,000 shares of preferred stock, no par value, of which no shares are issued and outstanding. No shares of Common Stock are held in treasury.

4.2.            Issuance of Securities. As of the Closing Date, the Shares being purchased by the Investors hereunder will be duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company against payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any Encumbrances or restrictions on transfer other than restrictions under this Agreement, the Articles of Organization and Bylaws, under applicable state and federal securities laws, or any Encumbrances created by an Investor on its Shares. The sale of the Shares hereunder is not subject to any preemptive rights, rights of first refusal or other similar rights or provisions contained in the Articles of Organization, Bylaws or any agreement to which the Company is a party. Assuming the accuracy of the representations and warranties of each Investor in Section 3 hereof, the Shares will be issued in compliance with all applicable federal and state securities laws.

4.3.            Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except whether the failure to so qualify or be in good standing would not have a Material Adverse Effect.

4.4.            Consents. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3 of this Agreement and the accuracy of the information disclosed by them in the questionnaires delivered to the Company on or prior to the date of this Agreement, the execution, delivery and performance by the Company of this Agreement and the offer, issuance and sale of the Shares require no consent of, authorization by, exemption from, filing with or notice to any Governmental Entity, other than (a) the filings required to comply with the Company’s registration obligations pursuant to Section 8 and (b) a Form D and a Current Report on Form 8-K filings in compliance with applicable U.S. federal and filings and/or qualifications under state securities laws, which compliance will have occurred within the appropriate time periods; provided, however, that, although the Company has submitted an application therefor, the Company has not received approval (the “SBA Approval”) from the U.S. Small Business Administration for the sale of the Shares hereunder, which approval may be required in connection with the Company’s $3.5 million loan under the Coronavirus Aid, Relief and Economic Security Act. There can be no assurance if or when such approval may be obtainable.

4.5.            Authorization; Enforcement.

(a)               The Company has all requisite corporate power and has taken all necessary corporate action required for (a) the due authorization, execution, delivery and performance by the Company of this Agreement, (b) the authorization of the performance of all obligations of the Company under this Agreement, and (c) the authorization, issuance and delivery of the Shares. This Agreement has been duly executed and delivered by the Company, and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and to general equitable principles.

(b)               On or prior to the date of this Agreement, the Board of Directors of the Company (the “Board”) has duly adopted resolutions, among other things, authorizing and approving this Agreement and the transactions contemplated hereby.

4.6.            No Violations. The Company is not in violation of its articles of organization or bylaws and the execution, delivery and performance by the Company of, and compliance with, this Agreement, and the consummation by the Company of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares) will not (a) result in a violation of its articles of organization or bylaws, (b) violate or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party, (c) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, (d) result in a violation of any rule or regulation of FINRA or the Nasdaq Global Select Market or (e) result in the creation of any Encumbrance upon any of the Company’s assets, in each such case (other than with respect to foregoing clause (a)) except for the SBA Approval and such violations, defaults, rights of termination, acceleration or cancellation, or Encumbrances that would not have a Material Adverse Effect.

4.7.            SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act (the foregoing materials, including, solely for the purposes of this Agreement, the draft Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2020 (the “Draft Form 10-Q”) in the form attached hereto as Exhibit A and the exhibits to all of the foregoing and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed or, in the case of the Draft Form 10-Q, as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. On or prior to July 31, 2020, the Company will file the Draft Form 10-Q with the Commission in substantially the form set forth in Exhibit A hereto.

4.8.            Internal Accounting and Disclosure Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. During the twelve (12) months prior to the date, the Company has not received any written notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company.

4.9.            Absence of Certain Changes. Since June 30, 2020, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations, condition (financial or otherwise) or results of operations of the Company or any of its subsidiaries taken as a whole. Since June 30, 2020, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) had any material capital expenditures. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent.

4.10.        Conduct of Business; Regulatory Permits. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its Articles of Organization, any certificate of designations, preferences or rights of any other outstanding series of preferred stock of the Company or any of its subsidiaries or Bylaws or their organizational charter, certificate of formation or certificate of incorporation or bylaws, respectively. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order applicable to the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Nasdaq Global Select Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq Global Select Market in the foreseeable future. During the two (2) years prior to the date hereof, (i) the Common Stock has been listed or designated for quotation on the Nasdaq Global Select Market, (ii) trading in the Common Stock has not been suspended by the Commission or the Nasdaq Global Select Market and (iii) the Company has received no communication, written or oral, from the Commission the Nasdaq Global Select Market regarding the suspension or delisting of the Common Stock from the Nasdaq Global Select Market. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate foreign, federal or state regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

4.11.        Brokers. There is no investment banker, broker, finder, financial advisor or other person that has been retained by or is authorized to act on behalf of the Company and who is entitled to any fee or commission in connection with the sale of Shares pursuant to this Agreement.

4.12.        Shell Company Status. The Company is not, and has never been, an issuer identified in, or subject to, Rule 144(i).

4.13.        U.S. Real Property Holding Corporation.  The Company is not, has never been, and currently does not intend to become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Investor’s request.

4.14.        Investment Company Status. Neither the Company nor any of its subsidiaries is, and upon consummation of the sale of the Shares will not be, and currently does not intend to become, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

4.15.        Intellectual Property Rights. The Company and its subsidiaries owns, free and clear of all liens, encumbrances and defects, or has obtained valid and enforceable licenses for, all Intellectual Property (i) described in the SEC Reports as being owned or licensed by it or (ii) which are necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted, in each case as such business is described in the SEC Reports. To the Company’s knowledge: (i) there are no third parties (including any present or former employees or contractors of the Company or any of its respective subsidiaries) who have rights to any Intellectual Property, except for customary reversionary rights of third-party licensors, and the conduct of the Company’s or any of its subsidiaries businesses as currently conducted or as currently proposed to be conducted (as such business is described in the SEC Reports) does not infringe, misappropriate or otherwise violate the Intellectual Property of any third party; and (ii) there is no infringement, misappropriation or other violation by third parties of any Intellectual Property. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others: (A) challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; (B) challenging the validity, enforceability or scope of any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim; or (C) asserting that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates, or would, upon the commercialization of any product or service described in the SEC Reports as under development, infringe, misappropriate or otherwise violate, any Intellectual Property rights of others, and the Company is not aware of any facts which would form a reasonable basis for any such action, suit, proceeding or claim. The Company has complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or any of its subsidiaries, and all such agreements are in full force and effect. The products or product candidates described in the SEC Reports (each a “Company Product”) as under development by the Company or any of its subsidiaries fall within the scope of the claims of one or more patents or patent applications owned by, or exclusively licensed to, the Company or any of their respective subsidiaries, the rights of the Company or any of its subsidiaries under which entitle (or in the case of patent applications, once issued, would entitle) the Company or any of its subsidiaries to claim in good faith that a third party should cease the manufacture, use, sale or importation of such Company Product. The Company has taken commercially reasonable efforts to protect, enforce and maintain the material Intellectual Property. All present or former employees, consultants or independent contractors involved the development of any material Intellectual Property have executed written agreements under which he, she or it assigns all rights to such Intellectual Property to the Company or any of its subsidiaries and agrees to protect the Company’s and its subsidiaries’ trade secrets and other confidential information.

4.16.        Intentionally omitted.

4.17.        Compliance with Anti-Money Laundering Laws. The Company and its affiliates are and have been at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering and anti-terrorism laws, rules and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United States Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, and the United States Money Laundering Control Act of 1986 (18 U.S.C. §§1956 and 1957), as amended, as well as the implementing rules and regulations promulgated thereunder, and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or self-regulatory body (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body, self-regulatory body, or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

4.18.        Compliance with Sanctions Laws. Neither the Company nor any of its directors, officers, employees, representatives, agents, affiliates or other Persons acting on behalf of the Company or any of its affiliates is, or is directly or indirectly owned fifty (50) percent or more or controlled by, a Person that is currently the subject or the target of any economic or financial sanctions or trade embargoes imposed, administered or enforced by the U.S. government (including, without limitation, the OFAC or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “Specially Designated National” or on the “Sectoral Sanctions Identifications List”, collectively “Blocked Persons”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions Laws”); neither the Company, nor any of its directors, officers, or employees, or to the best of the Company’s knowledge any of its representatives, agents, affiliates or other Persons acting on behalf of the Company or its affiliates, is located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions Laws prohibiting trade with the country or territory, including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); neither the Company, nor any of its directors, officers, or employees, or to the best of the Company’s knowledge any of its representatives, agents, affiliates or other Persons acting on behalf of the Company or its affiliates, has violated in the prior five (5) years or is in violation of any applicable Sanctions Laws, including but not limited to the Sanctions Laws of the United States; the Company maintains in effect and enforces policies and procedures reasonably designed to ensure compliance by the Company and its affiliates with applicable Sanctions Laws; neither the Company, nor any of its directors, officers, or employees, or to the best of the Company’s knowledge any of its representatives, agents, affiliates or other Persons acting on behalf of the Company and acting in any capacity in connection with the operations of the Company conducts any business with or for the benefit of any Blocked Person or engages in making or receiving any contribution of funds, goods or services to, from or for the benefit of any Blocked Person, or deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked or subject to blocking or rejection pursuant to any applicable Sanctions Laws unless authorized by OFAC or other agency with jurisdiction over the transaction; neither the Company nor to the best of the Company’s knowledge any of its affiliates derives revenues from investments in, or transactions with, Blocked Persons or Sanctioned Countries in violation of Sanctions Laws; no action of the Company in connection with (i) the execution, delivery and performance of this Agreement and, (ii) the issuance and sale of the Shares, or (iii) the direct or indirect use of proceeds from the Shares or the consummation of any other transaction contemplated hereby or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby being used, or loaned, contributed or otherwise made available, directly or indirectly, to any joint venture partner or other Person, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions Laws, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. From its inception, the Company has not knowingly engaged in and is not now knowingly engaged in any dealings or transactions in violation of any Sanctions Laws or with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions Laws or with any Sanctioned Country.

4.19.        Compliance with Anti-Bribery Laws. The Company has not made any contribution or other payment, or offered to make such contribution or payment, to any official of, or candidate for, any federal, state or foreign office in violation of any law. Neither the Company, nor any of their respective affiliates, nor any directors, officers, agents, employees or other Persons acting on behalf of the Company or any of its affiliates, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which the Company or any of its affiliates does or seeks to do business or to foreign or domestic political parties or campaigns, (iii) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other similar applicable law of any other jurisdiction, including laws of any jurisdiction in which the Company or its affiliates operate their business, including, in each case, the rules and regulations thereunder (the “Anti-Bribery Laws”), (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any Person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any offer, bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment; the Company and its affiliates have instituted and have maintained, and will continue to maintain, as applicable, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; none of the Company, nor any of its affiliates will directly or indirectly use the proceeds of the Common Shares or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above; there are, and have been, no allegations, investigations or inquiries with regard to a potential violation of any Anti-Bribery Laws by the Company or its affiliates, or any of their respective current or former directors, officers, employees, stockholders, representatives or agents, or other Persons acting or purporting to act on their behalf.

4.20.        Clinical Data and Regulatory Compliance.  Except as would not individually or in the aggregate have a Material Adverse Effect: the preclinical tests and clinical trials, and other studies (collectively, “studies”) that are described in, or the results of which are referred to in, the SEC Reports were and, if still pending, are being conducted in accordance with the protocols, procedures and controls designed and approved for such studies and with standard medical and scientific research procedures; each description of the results of such studies is accurate and complete and fairly presents the data derived from such studies, and the Company does not have any knowledge of any other studies the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Reports. To the best knowledge of the Company: each of the Company and its subsidiaries has made all such filings and obtained all such approvals as may be required by the Food and Drug Administration of the U.S. Department of Health and Human Services or any committee thereof or from any other U.S. or foreign government or drug or medical device regulatory agency, or health care facility Institutional Review Board (collectively, the “Regulatory Agencies”) based on the location and nature of the relevant study; the Company has not received any written notice of, or correspondence from, any Regulatory Agency requiring the termination, suspension or modification of any clinical trials that are described or referred to in the SEC Reports; and the Company and each of its subsidiaries has operated and currently is in compliance with all applicable rules, regulations and policies of the Regulatory Agencies.

4.21.        Compliance with Health Care and Privacy Laws.  Except as would not individually or in the aggregate have a Material Adverse Effect, each of the Company and its subsidiaries is, and at all times has been, in compliance with all applicable Health Care and Privacy Laws. For purposes of this Agreement, “Health Care and Privacy Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and foreign health care laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to the U.S. False Statements Law (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) to the extent applicable, the Standards for Privacy of Individually Identifiable Health Information (the “Privacy Rule”), the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder; (v) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.); (vi) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and (vii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company, including any of the foregoing concerning data security or privacy (including the collection, use, storage, processing or disposal of any information that identifies or could reasonably be used to identify any natural Person). Neither the Company or any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority, that, if adversely determined, would individually or in the aggregate have a Material Adverse Effect, alleging that any product, operation or activity is in violation of any Health Care and Privacy Laws nor to the best knowledge of the Company is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened. Except as would not individually or in the aggregate have a Material Adverse Effect: each of the Company and each of its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care and Privacy Laws, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete and accurate on the date filed (or were corrected or supplemented by a subsequent submission). Neither the Company nor any of its subsidiaries has received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation is a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority that, if adversely determined, would individually or in the aggregate have a Material Adverse Effect. Additionally, to the best of the Company’s knowledge, neither the Company, any of its subsidiaries nor any of their respective employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research.

4.22.        No Other Representations and Warranties. The representations and warranties set forth in this Section 4 are the only representations and warranties made by the Company (or any of its Affiliates) with respect to the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this Section 4, none of the Company or its Affiliates makes any other express or implied representation or warranty with respect to the Company or any of its Affiliates, and each of the Company and its Affiliates hereby disclaim all liability and responsibility for any and all projections, forecasts, estimates, plans or prospects (including the reasonableness of the assumptions underlying such forecasts, estimates, projections, plans or prospects), management presentations, financial statements, internal ratings, financial information, appraisals, statements, promises, advice, data or information made, communicated or furnished (orally or in writing, including electronically) to any Investor or any of its Affiliates or representatives, including omissions therefrom.

5.                  Conditions of Parties’ Obligations.

5.1.            Conditions of the Investors’ Obligations at the Closing. The obligations of the Investors to purchase the Shares set forth on Schedule I attached hereto at the Closing (except where otherwise specified) are subject to the fulfillment prior to the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Required Investors in their sole discretion.

(a)               Representations and Warranties. The representations and warranties of the Company contained in Section 4 of this Agreement shall be true and correct as of immediately prior to the Closing as though such representations and warranties were made, as written herein, as of immediately prior to the Closing (subject to the specified time periods, as applicable, qualifying such representations and warranties), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, a Material Adverse Effect.

(b)               Performance. The Company shall have performed in all material respects all covenants and agreements contained in this Agreement required to be performed by the Company on or prior to the Closing.

(c)               Resolutions of the Board. The Investors at the Closing shall have received copies of resolutions of the Board, certified by the Secretary of the Company, authorizing and approving the execution, delivery and performance of this Agreement.

(d)               No Material Adverse Effect. Since the date of this Agreement, except as disclosed in the SEC Reports, or as contemplated by this Agreement, there shall not have occurred a Material Adverse Effect.

(e)               Compliance Certificate. The Company shall have delivered to the Investors a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the effect that the conditions specified in subsections (a) and (b) of this Section 5.1 have been satisfied.

(f)                Opinions. The Investors shall have received (i) from Hughes Hubbard & Reed LLP a copy of an opinion that the Intended Tax Treatment will apply, excluding any attachments thereto, and (ii) from Hughes Hubbard & Reed LLP and Foley Hoag LLP an opinion that contains customary corporate and securities law matters for transactions of the type contemplated by this Agreement in form and substance reasonably acceptable to each Investor.

(g)               Evidence of Issuance. The Company shall have delivered or cause to be delivered to each Investor evidence of the book-entry issuance of the Shares purchased by such Investor on the Closing Date.

(h)               Ironwood Approval. The Investors shall have received the written approval of Ironwood required to consummate the transactions contemplated by this Agreement under the Tax Matters Agreement.

(i)                 Regulatory Approvals. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement, including, without limitation of Nasdaq, shall be obtained and effective as of the Closing.

5.2.            Conditions of the Company’s Obligations. The obligations of the Company under Section 1 hereof with respect to each Investor (on a several, and not joint, Investor-by-Investor basis) are subject to the fulfillment prior to or on the Closing Date of all of the following conditions with respect to such Investor, any of which may be waived in whole or in part by the Company.

(a)               Covenants; Representations and Warranties. (i) The Investors shall have performed in all material respects all covenants and agreements contained in this Agreement required to be performed by the Investors on or prior to the Closing, (ii) the representations and warranties of the Investors contained in Section 3.7 and Section 3.14 shall be true and correct as of immediately prior to the Closing as though such representations and warranties were made, as written herein, as of immediately prior to the Closing (subject to the specified time periods, as applicable, qualifying such representations and warranties), except where the failure of such representations and warranties to be so true and correct could not, individually or in the aggregate, reasonably be expected to affect the Intended Tax Treatment, and (iii) the representations and warranties of the Investors contained in Section 3 shall be true and correct as of immediately prior to the Closing as though such representations and warranties were made, as written herein, as of immediately prior to the Closing (subject to the specified time periods, as applicable, qualifying such representations and warranties), except where the failure of such representations and warranties to be so true and correct does not constitute, individually or in the aggregate, material adverse effect on such Investor’s ability to perform its obligation under this Agreement.

(b)               Performance. The Investors shall have performed in all material respects all covenants and agreements contained in this Agreement required to be performed by the Investors on or prior to the Closing.

(c)               Tax Opinion. The Company shall have received an opinion from Hughes Hubbard & Reed LLP that the Intended Tax Treatment will apply.

(d)               Ironwood Approval. The Company shall have received the written approval of Ironwood required to consummate the transactions contemplated by this Agreement under the Tax Matters Agreement.

5.3.            Conditions of Each Party’s Obligations. The respective obligations of each party to consummate the transactions at the Closing contemplated hereunder are subject to the absence of any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, in each case of the foregoing authorities, agencies or bodies, of competent jurisdiction, prohibiting or enjoining the transactions contemplated by this Agreement.

6.                  Covenants.

6.1.            Disclosure of Transactions and Other Material Information. (A) On the first Business Day after this Agreement has been executed, the Company shall issue a press release reasonably acceptable to the Investors disclosing all material terms of the transactions contemplated hereby and (B) on or before July 31, 2020, the Company will, at its discretion, file a Current Report on Form 8-K or a Quarterly Report on Form 10-Q describing the terms of the transactions contemplated by this Agreement as required by the Exchange Act in the applicable form (the “Filing”). From and after the filing of the Filing, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Filing. In addition, effective upon the filing of the Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, including, without limitation, the Confidentiality Agreements, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Investors or any of their affiliates, on the other hand, shall terminate.

6.2.            Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof, promptly upon the written request of any Investor. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary (if any) in order to obtain an exemption for or to qualify the Shares solely with respect to the sale contemplated by this Agreement to the Investors (and without any obligation on the Company as to any resales) under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of any Investor.

7.                  Transfer Restrictions; Restrictive Legend.

7.1.            Transfer Restrictions. Each Investor understands that the Company (or its transfer agent) may, as a condition to the transfer of the Shares, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act or by Rule 144 under the Securities Act, unless such transfer is covered by an effective registration statement. It is understood that the certificates evidencing the Shares may bear substantially the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in, some or all of the legended Shares in compliance with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan with a nationally recognized NASDAQ-member prime broker. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge. No notice shall be required of such pledge, but Investor must notify the Company as promptly as practicable prior to any such subsequent transfer or foreclosure. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Shares or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. The Company will use commercially reasonable efforts (and in any event, at the appropriate Investor’s expense) to execute and deliver such reasonable documentation as a pledgee or secured party of Shares may reasonably request in connection with a pledge or transfer of the Shares. Each Investor acknowledges and agrees that, except as otherwise provided in Section 7.2, any Shares subject to a pledge or security interest as contemplated by this Section 7.1 shall continue to bear the legend set forth in this Section 7.1 and be subject to the restrictions on transfer set forth in this Section 7.1.

7.2.            Unlegended Certificates. The Company shall be obligated to reissue unlegended certificates representing the Shares (x) subject to the receipt of standard written documentation reasonably acceptable to the Company’s counsel provided by the holder pursuant to Rule 144, which, for the avoidance of doubt, shall not include a legal opinion, and a representation that the holder is not an Affiliate of the Company, within five (5) trading days of the request of any holder thereof at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act for a transfer of such Shares to the public has been satisfied or (y) within five (5) trading days of a registration statement being declared effective for the resale of such Shares.

8.                  Registration Rights.

8.1.            Registration Statements.

(a)               Filing of Registration Statement. On or prior to the 10th Business Day following the Closing Date, the Company shall prepare and submit to the Commission one draft Registration Statement on Form S-3 (provided, however, that there shall be no obligation to effect such registration through an underwritten offering), covering the resale of all of the Registrable Securities, and shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as promptly as reasonably practicable thereafter, but in any event on or prior to (i) in the event that the Registration Statement is not subject to a full review by the Commission, sixty (60) calendar days after the Closing Date or (ii) in the event that the Registration Statement is subject to a full review by the Commission, ninety (90) calendar days after the Closing Date. Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 8.2(c) to the Investors and their counsel prior to its filing or other submission.

(b)               Expenses. The Company shall pay all Company expenses associated with effecting the registration of the Registrable Securities, including filing and printing fees, the Company’s counsel (but excluding any fees of any counsel to the Investors) and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

(c)               Effectiveness.

(1)               The Company shall respond as promptly as reasonably practicable to any and all comments made by the staff of the Commission on such Registration Statement, and shall submit to the Commission, with three (3) Business Days after the Company learns that no review of such Registration Statement will be made by the staff of the Commission or that the staff of the Commission has no further comments on such Registration Statement, as the case may be, a request for acceleration of the effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall notify the Investors by e-mail as promptly as reasonably practicable, and in any event, within twenty-four (24) hours, after such Registration Statement is declared effective and shall simultaneously provide or make available to the Investors copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

(2)               At any time and from time to time, the Company may suspend the use of any Prospectus included in such Registration Statement for such period(s) as it determines in its sole discretion in the event that the Company determines in good faith that such suspension is necessary or appropriate to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company, (B) amend or supplement such Registration Statement or the related Prospectus so that such Registration Statement or Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading, or (C) without limiting the generality of the foregoing, facilitate proposed offerings of Company securities (an “Allowed Delay”); provided, that the Allowed Delays, in the aggregate, shall not exceed ninety (90) days (which need not be consecutive days) in the aggregate in any twelve (12) month period; provided, further, that the Company shall promptly (a) notify each Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an Investor) disclose to such Investor any material non-public information giving rise to an Allowed Delay, and (b) advise the Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay. In the event of the Company’s breach of its obligations with respect to clause (A) of this Section 8.1(c)(2), each Investor shall be entitled to a payment (with respect to the Registrable Securities of each such Investor), as compensation and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 60-day period, which shall accrue daily, for the first 60 days following the 90th day, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 60-day period, which shall accrue daily, for each subsequent 60 days (i.e., 0.5% for 61-120 days, 0.75% for 121-180 days and 1.0% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 60-day period (the “Liquidated Damages”). The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within twenty Business Days after the end of each such 60-day period. Any Liquidated Damages shall be paid to each Investor in immediately available funds. The accrual of Liquidated Damages to an Investor shall cease at the earlier of (i) the cessation of such suspension, (ii) when such Investor no longer holds Registrable Securities, or (iii) the expiration of any obligation to maintain such Registration Statement or Prospectus pursuant hereto, and any payment of Liquidated Damages shall be prorated for any period of less than 60 days in which the payment of Liquidated Damages ceases. The Company may request a waiver of the Liquidated Damages, which may be granted by the Required Investors on behalf of all of the Investors, and notwithstanding the failure to obtain such waiver, each Investor may individually grant or withhold its consent to such request in its discretion. “Liquidated Damages Multiplier” means the product of the Purchase Price times the number of Registrable Securities purchased by such Investor that may not be disposed of without restriction and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act. The Investors acknowledge and agree that the Investor’s actual harm caused by a breach of the Company’s obligations with respect to clause (A) of this Section 8.1(c)(2) would be impossible or very difficult to accurately estimate or prove, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from such breach. The Company’s payment of the Liquidated Damages is the Company’s sole liability and entire obligation, and the Investor’s exclusive monetary remedy, for any such breach.

8.2.            Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company shall:

(a)               use commercially reasonable efforts to cause such Registration Statement, or a successor Registration Statement, to become effective and to remain continuously effective (other than during an Allowed Delay) for a period (the “Effectiveness Period”) that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement, as amended from time to time, no longer constitute Registrable Securities, and (ii) three (3) years from the Closing Date;

(b)               use commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

(c)               (i) provide copies to and permit counsel designated by the Investors to review and provide comments on each Registration Statement no fewer than two (2) Business Days prior to their filing with the Commission and all amendments and supplements thereto no fewer than one (1) Business Day prior to their filing with the Commission, and (ii) consider comments from the Required Investors for incorporation in such Registration Statements or amendments and supplements thereto in good faith;

(d)               furnish or otherwise make available (including via EDGAR) to the Investors (i) promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the Commission or the staff of the Commission, and each item of correspondence from the Commission or the staff of the Commission, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought or plans to seek confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor that are covered by the related Registration Statement;

(e)               use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness, and (ii) if such order is issued, obtain the withdrawal of any such order and to notify the Investors of the issuance of such order and the resolution thereof, if applicable;

(f)                use commercially reasonable efforts to register or qualify (unless an exemption from the registration or qualification exists) or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such domestic jurisdictions as are reasonably requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company will not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this Section 8.2(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject, but for this Section 8.2(f), or (iii) file a general consent to service of process in any such jurisdiction;

(g)               use commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on the securities exchange, interdealer quotation system or other market on which the Common Stock is then listed;

(h)               promptly notify the Investors, at any time prior to the end of the Effectiveness Period, following discovery that, or following the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and, subject to Section 8.1(c)(2) hereof, promptly prepare, file with the Commission and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i)                 otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and

(j)                 with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the Commission that may at any time permit the Investors to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, for a period of twelve (12) months from the consummation of the Closing; (ii) file with the Commission in a timely manner all reports required of the Company under the Exchange Act; and (iii) furnish to each Investor upon request (including via EDGAR), as long as such Investor owns any Registrable Securities, (A) a written statement by the Company whether it has complied with the reporting requirements of the Exchange Act, (B) a copy (or a link to a website containing the same) of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the Commission that permits the selling of any such Registrable Securities without registration under Rule 144.

8.3.            Obligations of the Investors.

(a)               Each Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities and other Company securities held by it and the intended method of disposition of the Registrable Securities held by it, as the Company may reasonably request (and in any event within two (2) Business Days of the Company’s request), to respond to requests by the Commission, FINRA or any state securities commission or as may be required to be disclosed by applicable securities laws and shall execute such documents in connection with such registration as the Company may reasonably request. At least two (2) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify each Investor of the information the Company requires from such Investor if such Investor elects to have any of the Registrable Securities included in the Registration Statement.

(b)               Each Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 8.1(c)(2), or (ii) the happening of an event pursuant to Section 8.2(h) hereof, such Investor shall use its commercially reasonable efforts to promptly discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

8.4.            Indemnification.

(a)               Indemnification by the Company. In consideration of each Investor’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under this Agreement, subject to the provisions of this Section 8.4, the Company shall indemnify and hold harmless each Investor, each of its (as applicable) directors, officers, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title) and each Person, if any, who controls the Investor (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) (each, an “Investor Party”), from and against all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses (including all judgments, amounts paid in settlement, court costs, reasonable attorneys’ fees and costs of defense and investigation) (collectively, “Damages”) that any Investor Party may suffer or incur as a result of or relating to any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Investor Party arising out of or resulting from (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities are registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or any other disclosure document produced by or on behalf of the Company including any report and other document filed under the Exchange Act or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that the foregoing indemnity will not apply to any Damages to the extent, but only to the extent, that such Damages arise out of or result from any untrue statement or omission contained in any information relating to such Investor furnished in writing by an Investor Party (other than another Investor) to the Company expressly for inclusion in a Registration Statement.

(b)               Indemnification by the Investors. In consideration of each Investor’s execution and delivery of this Agreement and in addition to all of the Investor’s other obligations under this Agreement, subject to the provisions of this Section 8.4, each Investor shall indemnify and hold harmless the Company, each of its directors, officers, shareholders, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding the lack of such title or any other title), each Person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) (each, a “Company Party”), from and against all Damages that any Company Party may suffer or incur as a result of or relating to any action, suit, claim or proceeding (including for these purposes a derivative action brought on behalf of the Company) instituted against such Company Party to the extent arising out of or resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were registered or sold under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent that such untrue statement or omission is contained in any information relating to such Investor furnished in writing by an Investor Party (other than another Investor) to the Company expressly for inclusion in a Registration Statement. Notwithstanding anything herein to the contrary, any Investor shall be liable under this Section 8.4(b) for only that amount of Damages as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement.

(c)               Promptly after receipt by an indemnified party under this Section 8.4 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.4, give the indemnifying party notice of the commencement thereof. The indemnifying party will have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) will have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 8.4, unless and to the extent such failure prejudices the indemnifying party’s ability to defend such action. If the indemnifying party assumes the defense of a claim pursuant to this Section 8.4(c), (x) the indemnifying party shall not be subject to any liability for any settlement made without its prior written consent, and (y) the indemnifying party shall not settle such claim unless the settlement includes an unconditional release of the indemnified party from all liability with respect to all claims that are the subject of the proceeding. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent.

(d)               To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 8.4 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 8.4 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 8.4, then, and in each such case, such parties shall contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Investor will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)               The obligations of the Company and each Investor under this Section 8.4 will survive the completion of any offering or sale of Registrable Securities pursuant to a Registration Statement under this Agreement or otherwise.

9.                  Definitions. Unless the context otherwise requires, the terms defined in this Section 9 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 9, shall be construed in accordance with GAAP.

“2019 Private Placement” means the Company’s private placement of Common Stock with investors party to an Amended and Restated Common Stock Purchase Agreement, dated February 25, 2019, which closed on April 2, 2019.

“Affected Holders” has the meaning assigned to it in this Section 9.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

“Allowed Delay” has the meaning assigned to it in Section 8.1(c)(2) hereof.

“Anti-Bribery Laws” has the meaning assigned to it in Section 4.19 hereof.

“Anti-Money Laundering Laws” has the meaning assigned to it in Section 4.17 hereof.

“Articles of Organization” means the Company’s Restated Articles of Organization attached as Exhibit 4.1 to the Registration Statement on Form S-8 filed on March 29, 2019.

“Blocked Persons” has the meaning assigned to it in Section 4.18 hereof.

“Board” has the meaning assigned to it in Section 4.5(b) hereof.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Bylaws” means the Company’s Amended and Restated Bylaws in the form attached as Exhibit 4.2 to the Registration Statement on Form S-8 filed on March 29, 2019.

“Closing” has the meaning assigned to it in Section 2.1 hereof.

“Closing Date” has the meaning assigned to it in Section 2.1 hereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning assigned to it in the recitals hereof.

“Company” has the meaning assigned to it in the introductory paragraph hereof.

“Company Party” has the meaning assigned to it in Section 8.4(b) hereof.

“Company Product” has the meaning assigned to it in Section 4.13 hereof.

“Confidentiality Agreement” means, with respect to any Investor, the confidentiality agreement (if any) referred to opposite such Investor’s name on Schedule I in the column entitled “Other Information”.

“control,” “controlled,” “controlled by” and “under common control with” means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of a majority of such Person’s outstanding voting equity or by contract, and with respect to “controlled Affiliates” includes Affiliates controlled by such Person.

“Damages” has the meaning assigned to it in Section 8.4(a) hereof.

“Distribution” has the meaning given to such term in the Separation Agreement.

“Draft Form 10-Q” has the meaning assigned to it in Section 4.7 hereof.

“Effectiveness Period” has the meaning assigned to it in Section 8.2(a) hereof.

“Encumbrances” means any lien, claim, judgment, charge, mortgage, security interest, pledge, escrow, equity or other encumbrance.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing” has the meaning assigned to it in Section 6.1 hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Health Care and Privacy Laws” has the meaning assigned to it in Section 4.21 hereof.

“HIPAA” has the meaning assigned to it in Section 4.21 hereof.

“Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person currently intends to incur or currently believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

“Intellectual Property” means all intellectual property rights, including inventions, patents, trademarks, trade names, service names, Internet domain names, copyrights, copyrightable works, and trade secrets and other confidential or proprietary information, and all registration or applications (including, as applicable, any renewals, reissues, reexaminations, continuations, continuations-in-part, or divisionals thereof) for any of the foregoing.

“Intended Tax Treatment” means the sale of Shares pursuant to this Agreement shall not result in Distribution Taxes, as such term is defined in the Tax Matters Agreement.

“Investor Commitment Amount” has the meaning assigned to it in Section 1.1 hereof.

“Investor Party” has the meaning assigned to it in Section 8.4(a) hereof.

“Investors” has the meaning assigned to it in the introductory paragraph of this Agreement.

“Investor Tax Affiliate” means, with respect to an Investor, any entity or individual whose ownership of stock would be attributable to or aggregated with such Investor under Section 355(e)(4)(C) of the Code.

“Ironwood” means Ironwood Pharmaceuticals, Inc., a Delaware corporation.

“knowledge” or any similar phrase means, with respect to each Investor, the actual knowledge of the persons included in the “Knowledge Group” listed opposite such Investor’s name on Schedule I in the column entitled “Other Information”.

“Liquidated Damages” has the meaning assigned to it in Section 8.1(c)(2) hereof.

“Liquidated Damages Multiplier” has the meaning assigned to it in Section 8.1(c)(2) hereof.

“Material Adverse Effect” means (a) any material adverse effect on the ability of the Company to consummate the issuance of Shares contemplated by this Agreement or (b) any material adverse effect on the financial condition, business or results of operations of the Company; provided that none of the following will constitute a Material Adverse Effect: any event, effect, circumstance, change, occurrence, fact or development resulting from or relating to (i) general business, industry or economic conditions, (ii) local, regional, national or international political or social conditions, including the engagement (whether new or continuing) by the United States in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any of its territories, possessions or diplomatic or consular offices or upon any military installation, equipment or personnel of the United States, any natural or man-made disaster or acts of God, pandemics (including COVID-19), acts of terrorism or sabotage, (iii) changes in financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iv) changes in GAAP or regulatory accounting requirements or interpretations thereof that apply to the Company (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (v) changes in laws (including the proposal or adoption of any new law, statute, code, ordinance, rule or regulation, or any change in the interpretation or enforcement of any existing law, statute, code, ordinance, rule or regulation), (vi) the negotiation, execution, or delivery of this Agreement, or the announcement, pendency or consummation of any of the transactions contemplated hereby, including the impact thereof on relationships with third parties (such as (A) any loss of existing employees, consultants or independent contractors, (B) any loss of, or reduction in business by or revenue from, existing customers, or (C) any disruption in or loss of vendors, suppliers, distributors, partners, contractors or similar third parties), (vii) the taking of, or the failure to take, any action expressly required by this Agreement or consented to, in writing by the Required Investors, (viii) any costs or expenses incurred or accrued by the Company in connection with this Agreement or the transactions contemplated hereby, or (ix) any failure by the Company (in the aggregate or otherwise) to meet estimates, expectations, projections or forecasts or revenue or earnings predictions for any period, or any failed clinical trials (provided that the exception set forth in this clause (x) shall not prevent or otherwise affect any determination that the underlying reasons for any such failure constitutes or contributed to a Material Adverse Effect), except to the extent that such event, effect, circumstance, change, occurrence, fact or development arising from or related to the matters in clauses (i), (ii), (iv) and (v) disproportionately affects the Company as compared to other businesses operating in the industries or markets in which the Company operates.

“OFAC” has the meaning assigned to it in Section 3.17 hereof.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Privacy Rules” has the meaning assigned to it in Section 4.21 hereof.

“Prospectus” means (i) the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Purchase Price” has the meaning assigned to it in Section 1 hereof.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means, collectively, the Shares and any other securities issued or issuable with respect to or in exchange for the Shares, whether by merger, charter amendment or otherwise; provided that a security shall cease to be a Registrable Security upon (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold by the Investor shall cease to be a Registrable Security); or (B) becoming eligible for sale without restrictions or limitation by the applicable Investor pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (but only if such shares are permitted to be unlegended under Section 7.2).

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Regulatory Agencies” has the meaning assigned to it in Section 4.20 hereof.

“Required Investors” means, prior to the Closing, Investors entitled to acquire at least two-thirds of the Shares to be issued hereunder based on the total Investor Commitment Amounts at such time, and following the Closing, Investors holding at least two-thirds of the Shares then beneficially and economically owned by all Investors, provided, that in the event that any modification, amendment or waiver for which approval by the Required Investors is required hereunder would disproportionately materially and adversely affect a holder or group of holders of the Shares (for the avoidance of doubt, not based on number of shares owned) (such holder or group of holders, the “Affected Holders”), then Required Investors shall include such Affected Holders.

“Sanction Laws” has the meaning assigned to it in Section 4.18 hereof.

“Sanctioned Country” has the meaning assigned to it in Section 4.18 hereof.

“SBA Approval” has the meaning assigned to it in Section 4.4 hereof.

“SEC Reports” has the meaning assigned to it in Section 4.7 hereof.

“Sectoral Sanctions Identifications List” has the meaning assigned to it in Section 4.18 hereof.

“Securities Act” or “Act” means the Securities Act of 1933, as amended.

“Separation” means Ironwood’s separation into two separate, publicly traded companies, one for each of (i) the New Ironwood Pharmaceutical Business (as defined in the Separation Agreement), which is owned and conducted, directly or indirectly, by Ironwood and its subsidiaries and (ii) the Cyclerion Pharmaceutical Business (as defined in the Separation Agreement), which is owned and conducted, directly or indirectly, by the Company and its subsidiaries.

“Separation Agreement” means the Separation Agreement between the Company and Ironwood, dated March 30, 2019.

“Shares” has the meaning assigned to such term in the recitals hereto.

“Specially Designated National” has the meaning assigned to it in Section 4.18 hereof.

“studies” has the meaning assigned to it in Section 4.20 hereof.

“Tax Matters Agreement” means the Tax Matters Agreement between the Company and Ironwood, dated March 30, 2019.

10.          Survival. The representations, warranties, covenants, indemnities and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement, subject applicable statutes of limitations.

11.          Enforcement; Specific Performance. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investors and the Company will be entitled to specific performance, injunctive and other equitable relief under this Agreement. The parties agree that monetary damages will not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation (i) security or the posting of any bond in connection with such relief, or (ii) the defense that a remedy at law would be adequate.

12.          Miscellaneous.

12.1.        Waivers and Amendments. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only in writing executed by the Company and the Required Investors; provided, that (i) such written consent must also be executed by any Investor that is materially, disproportionately and adversely affected, and (ii) no amendment or waiver may increase the obligations of any Investor without the prior written consent of such Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Shares purchased under this Agreement at the time outstanding, each future holder of all such Shares, and the Company. Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.

12.2.        Notices. Any notices, requests, demands and other communications required or permitted in this Agreement shall be effective if in writing and (i) delivered personally, (ii) sent by e-mail or (iii) delivered by overnight courier, in each case, addressed as follows:

If to the Company to:

Cyclerion Therapeutics, Inc.
301 Binney Street
Cambridge, MA 02142
Attention: William Huyett
E-mail: whuyett@cyclerion.com

with a copy (which shall not constitute notice) to:

Hughes Hubbard & Reed LLP

One Battery Park Plaza, 12th floor

New York, NY 10004-1482

Attention: Ken Lefkowitz
E-mail: ken.lefkowitz@hugheshubbard.com

If to any Investor:

To the address set forth on Schedule I hereto;

or at such other address as the Company or such Investor each may specify by written notice to the other parties hereto. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 12.2. Any such notice or other communication shall be deemed to have been given as of the date so personally delivered or transmitted by e-mail (or, if delivered or transmitted after normal business hours at the location of recipient, on the next Business Day), one Business Day after the date when sent by overnight delivery services or seven days after the date so mailed if by certified or registered mail.

12.3.        Cumulative Rights. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

12.4.        Successors and Assigns; Syndication. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Investors and the successors of the Company, whether so expressed or not. Following the Closing Date, (a) an Investor may transfer and assign the portion of its rights and obligations under this Agreement under Section 8 (but no other Section) to a transferee of all or a portion of the Shares purchased under this Agreement by such Investor, and (b) an Investor may transfer and assign all of its rights and obligations under this Agreement to its Affiliate in connection with the transfer of all or a portion of the Shares purchased under this Agreement by such Investor to such Affiliate. Any attempt to assign or transfer any right hereunder in violation of this Section 12.4 shall be void ab initio.

12.5.        Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

12.6.        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of law principles.

12.7.        Fees and Expenses. Each party shall bear its own fees and expenses incurred in connection with the transactions contemplated hereby.

12.8.        Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the Commonwealth of Massachusetts, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.2 shall be deemed effective service of process on such party.

12.9.        Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INVESTORS AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE INVESTORS WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE INVESTORS AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Investors that the provisions of this Section 12.9 constitute a material inducement upon which the Investors are relying and will rely in entering into this Agreement. Any Investor or the Company may file an original counterpart or a copy of this Section 12.9 with any court as written evidence of the consent of the Investors and the Company to the waiver of the right to trial by jury.

12.10.      Termination. If the Closing has not occurred on or before July 31, 2020, the Required Investors or the Company may terminate this Agreement in its entirety by written notice to the Company and each of the Investors; provided, further, that any such termination shall not relieve any party from liability for a willful breach of any of its obligations under this Agreement occurring prior to such termination.

12.11.      Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

12.12.    Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

12.13.    No Presumption. With regard to each and every term and condition of this Agreement, the parties understand and agree that the same has been mutually negotiated, prepared and drafted, and if at any time the parties desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party actually prepared, drafted or requested any term or condition of this Agreement.

12.14.    Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Agreement to be duly executed as of the day and year first above written.

THE COMPANY

CYCLERION THERAPEUTICS, INC.

By:	/s/ Peter M. Hecht
Name:	Peter M. Hecht
Title:	Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

Investors:
A. M. PAPPAS LIFE SCIENCE VENTURES V, LP
By: AMP&A Management V, LLC, its General Partner

	By:	/s/ Arthur M. Pappas
Name: Arthur M. Pappas
Title: CEO & Managing Partner

Address:

A.M. PAPPAS LIFE SCIENCE VENTURES V, LP
c/o Matthew A. Boyer
Pappas Capital, LLC
2520 Meridian Parkway, Suite 400
Durham, NC 27713
mboyer@pappas-capital.com
(919) 998-3300

PV V CEO FUND, LP
By: AMP&A Management V, LLC, its General Partner

	By:	/s/ Arthur M. Pappas
Name: Arthur M. Pappas
Title: CEO & Managing Partner

Address:

PV V CEO FUND, LP
c/o Matthew A. Boyer
Pappas Capital, LLC
2520 Meridian Parkway, Suite 400
Durham, NC 27713
mboyer@pappas-capital.com
(919) 998-3300

[Signature Page to Common Stock Purchase Agreement]

SLATE PATH MASTER FUND LP

By:	/s/ John Metzner
Name:	John Metzner, Slate Path Capital GP LLC
Title:	Chief Operating Officer

Address:

Slate Path Master Fund LP
717 Fifth Avenue, 16 Floor
New York, NY 10022

[Signature Page to Common Stock Purchase Agreement]

EXHIBIT A

SCHEDULE I

INVESTOR NAME AND ADDRESS	INVESTOR COMMITMENT AMOUNT	OTHER INFORMATION
A. M. Pappas Life Science Ventures V, LP c/o Matthew A. Boyer Pappas Capital, LLC 2520 Meridian Parkway, Suite 400 Durham, NC 27713 mboyer@pappas-capital.com (919) 998-3300	$3,931,312	Confidentiality and Non-Disclosure Agreement, dated July 2, 2020, between Cyclerion Therapeutics, Inc. and Pappas Capital, LLC
PV V CEO Fund, LP c/o Matthew A. Boyer Pappas Capital, LLC 2520 Meridian Parkway, Suite 400 Durham, NC 27713 mboyer@pappas-capital.com (919) 998-3300	$318,688	Confidentiality and Non-Disclosure Agreement, dated July 2, 2020, between Cyclerion Therapeutics, Inc. and Pappas Capital, LLC
Slate Path Master Fund LP 717 Fifth Avenue, 16 Floor New York, NY 10022 SLATEPATHOPS@slatepathcapital.com	$20,000,000	Letter Agreement, dated June 25, 2020, between Cyclerion Therapeutics, Inc. and Slate Path Capital